UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 842-8872

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On July 27, 2017, the Company converted 33,102 shares of our Series B Preferred Stock, which amount represents all of the issued and outstanding shares of Series B Preferred Stock, into 9,430,811 shares of our Class A common stock. As a result of this conversion there are 7,291shares of Series B Preferred Stock still outstanding. The shares of Series B Preferred Stock are held by shareholders that received a convertible stock dividend dated January 22, 2016. Stockholders will receive 1 Restricted Preferred share of Cherubim Interests, Inc. for every 365 shares held as of Record Date 1/22/2016. This issuance will help those that have seen the dilution in the open market affect their cost average.

On July 25, 2017, the Board of Directors, and a majority of the holders of Series B Preferred Stock of the Company approved the Plan of Share Exchange (the "Plan"). The Plan allows for the conversion of 25,837.8421 shares of Series B Preferred Stock, which amount represents 25,837.8421 of the 33,128.84 outstanding shares of Series B Preferred Stock of the Company issued and outstanding, into 9,430,811 shares of the Company’s Common Stock. As a result, the Company has 7,291 shares of Series B Preferred Stock still issued and outstanding. The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan of Share Exchange, a copy of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference hereto.

Item 3.03Material Modification to Rights of Security Holders

On July 25, 2017, the Board of Directors, and a majority of the holders of Series B Preferred Stock of the Company approved the Plan. The Plan allows for the conversion of 25,837.8421 shares of Series B Preferred Stock, which amount represents 25,837.8421 of the 33,128.84 shares of Series B Preferred Stock of the Company issued and outstanding, into 9,430,811 shares of the Company’s Common Stock. As a result, the Company has 7,291 shares of Series B Preferred Stock still issued and outstanding.

Item 5.07Submission of Matters to a Vote of Security Holders

On July 25, 2017, the Board of Directors and a majority of the holders of Series B Preferred Stock of the Company approved the Plan. The Plan allows for the conversion of 25,837.8421 shares of Series B Preferred Stock, which amount represents 25,837.8421 of the 33,128.84 outstanding shares of Series B Preferred Stock of the Company issued and outstanding, into 9,430,811 shares of the Company’s Common Stock. As a result, the Company has 7,291 shares of Series B Preferred Stock still issued and outstanding.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

99.1Cherubim Interests, Inc. Plan of Share Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERUBIM INTERESTS, INC.

Date: July 28, 2017	By: /s/ Patrick Johnson
Patrick Johnson
Chief Executive Officer